As filed with the Securities and Exchange Commission
                             on July 28, 1995

                                                  Registration No. ________

                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                                 FORM S-3

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933


                            HUGHES SUPPLY, INC.
          (Exact name of Registrant as specified in its charter)

Florida                            59-0559446
(State or other jurisdiction of    (IRS Employer Identification
incorporation or organization)     Number)

                          20 North Orange Avenue
                                 Suite 200
                          Orlando, Florida  32801
                              (407) 841-4755
                     (Address and telephone number of
                 Registrant's principal executive offices)


                       Robert N. Blackford, Esquire
                      Maguire, Voorhis & Wells, P.A.
                          Two South Orange Plaza
                            Post Office Box 633
                          Orlando, Florida  32802
                              (407) 244-1100
                    (Name, address and telephone number
                           of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time following the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.  [   ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]

                          (Cover page continued)

                      CALCULATION OF REGISTRATION FEE


                           Proposed       Proposed
Title of                   Maximum        Maximum
Securities    Amount       Offering       Aggregate  Amount of
to be         to be        Price          Offering   Registration
Registered    Registered   per Share (1)  Price (1)  Fee

Common Stock, 206,524 shs. $21.75         $4,491,897 $1,548.93
par value
$1.00 per
share


(1) Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, as the average of the high and low prices for sales of the Company's Common Stock on July 24, 1995 as reported by the New York Stock Exchange.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

                    ___________________________________

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PRELIMINARY PROSPECTUS Dated July 28, 1995

                              206,524 SHARES
                            HUGHES SUPPLY, INC.

                               Common Stock

     This Prospectus relates to an offering of up to 206,524 shares of Common Stock, par value $1.00 (the "Common Stock"), of Hughes Supply, Inc., a Florida corporation (the "Company"), consisting of 33,952 shares issued pursuant to the Acquisition Agreement dated March 30, 1995 between the Company and Port City Electrical Supply, Inc, a Georgia corporation ("Port City Electrical") and, 172,572 shares issued pursuant to the Acquisition Agreement dated April 3, 1995 between the Company and Elec-Tel Supply Company, Inc., a Georgia corporation ("Elec-Tel Supply").

     The shares of Common Stock may be offered by and on behalf of the holders thereof who acquired the shares from the Company in consideration of the Company's acquisition of Port City Electrical and Elec-Tel Supply under the terms of the Acquisition Agreements, or by transferees or other successors in interest (the "Selling Shareholders"). See "Selling Shareholders." The Company will not receive any proceeds from the sale of the Common Stock offered hereby. The shares may be offered on the New York Stock Exchange, Inc. (the "NYSE") or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. See "Plan of Distribution."

     The Selling Shareholders will bear all underwriting expenses with respect to the offering of the shares of Common Stock offered hereby. The costs associated with registering the shares, including the Company's legal and accounting fees, transfer agent's fees and the costs of preparation and printing of this Prospectus, estimated at $25,049, will be borne by the Company.

     The Common Stock of the Company is traded on the NYSE under the symbol "HUG." On July 24, 1995, the last reported sale price of the Common Stock was $21 5/8 per share.
                           _____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           _____________________

             This date of this Prospectus is __________, 1995.
                           AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549-1104, and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates at the principal office of the Commission at 450 5th Street, N.W., Washington, DC 20549. In addition, the Common Stock of the Company is traded on the NYSE and such reports, proxy statements and information concerning the Company can also be inspected at the offices of the NYSE, Room 401, 20 Broad Street, New York, New York 10005.

     This Prospectus, which constitutes part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), omits certain of the information contained in the Registration Statement. The right to purchase one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock, no par value per share (collectively, "Rights"), is attached to each share of Common Stock, including each share of Common Stock offered hereby. Any reference in this Prospectus to the Common Stock shall include such Rights. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement. Certain parts of the Registration Statement have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which can be inspected at the public reference rooms at the offices of the Commission.

                        COPIES OF CERTAIN DOCUMENTS

     The Company will provide without charge to each person, including any beneficial owner of such person, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all information incorporated by reference in this Prospectus (not including exhibits to the information that has been incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to Hughes Supply, Inc. Attention: J. Stephen Zepf, Treasurer and Chief Financial Officer, at 20 North Orange Avenue, Suite 200, Orlando, Florida 32801, or telephone (407) 841-4755.

                         ________________________


     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                                THE COMPANY


     Hughes Supply, Inc. (the "Company") was founded as a general partnership in Orlando, Florida in 1928. The Company was incorporated as a Florida corporation in 1947.

     The Company, directly and through it subsidiaries, is primarily engaged in the wholesale distribution of a broad range of materials, equipment and supplies to the construction industry. Major product lines distributed by the Company include electrical, plumbing and electric utility equipment; building materials; pool equipment and supplies; water and sewer products; air conditioning and heating equipment and supplies; water systems and industrial pipe, valves, and fittings.

     As of the date of this Prospectus the Company distributed its product lines through 179 wholesale sales outlets operated by the Company and its subsidiaries located in Florida and 12 other states. The following listing sets forth by state the locations of the sales outlets operated by the Company and its subsidiaries: Florida, 62; Georgia, 29; North Carolina, 21; Ohio, 13; South Carolina 13; Mississippi, 11; Tennessee, 9; Alabama, 8; Indiana, 4; Pennsylvania, 3; Virginia, 3; Kentucky, 2; and Maryland 1. Included among the foregoing locations are 4 locations engaged in the distribution of electrical equipment and supplies, 3 of which are in Georgia and 1 of which is in South Carolina, which have been acquired since the beginning of the Company's current fiscal year. The Company also has pending agreements for the acquisition of 4 additional locations engaged in the distribution of pool equipment and supplies, 3 of which are in Southeast Florida and 1 of which is in Puerto Rico, and 5 locations engaged in the distribution of electrical equipment and supplies, 2 of which are in North Carolina and 3 of which are in South Carolina.

     The principal executive offices of the Company are located at 20 North Orange Avenue, Suite 200, Orlando, Florida 32801 and its telephone number is (407) 841-4755.


                              USE OF PROCEEDS

     The shares of Common Stock offered hereby are being offered for the account of the Selling Shareholders and the Company will receive no proceeds from the sale of such shares.


                           SELLING SHAREHOLDERS

     The following table sets forth certain information as of the date of this Prospectus with respect to the beneficial ownership of the shares of Common Stock offered hereby. Each of the Selling Shareholders has sole voting and investment power with respect to such shares. The table also reflects the effect of the sale of the shares offered hereby.

                    Before Offering               After Offering

             Number of Percent of  Number of              Percent of
             Shares    Outstanding Shares to   Number of  Outstanding
             Owned     Shares (1)  be Sold   Shares Owned Shares


Ronald F. Onopa
16 Wylly Island Dr.
Savannah, GA 31406
              33,952       (1)      33,952       -0-         -0-

Ruth LeCraw
1601 West Wesley, N.W.
Atlanta, GA 30327
               6,184       (1)       6,184       -0-         -0-

John W. McGee
1791 Friar Tuck Rd., N.E.
Atlanta, GA 30309
              17,180       (1)      17,180       -0-         -0-

Lee A. McKinstry
302 Rolling Rock Rd.
Marietta, GA 30067
              65,304       1.04     65,304       -0-         -0-

D. Ellis Scarbrough
508 Stewart Ave.
Marietta, GA 30064
              49,451       (1)      49,451       -0-         -0-

Brian D. Wright
330 Willow Glenn Dr.
Marietta, GA 30068
              34,453       (1)      34,453       -0-         -0-


(1) Calculated on the basis of 6,253,775 shares outstanding as of July 12, 1995. Calculated percentage of less than one percent (1%) not shown.

(2) On March 30, 1995, the Company, pursuant to the Acquisition Agreement dated March 30, 1995 between the Company and Port City Electrical (the "Acquisition Agreement") acquired Port City Electrical from its shareholder for an aggregate base price of $800,000 (the "Base Price") subject to adjustment, if necessary, to increase or decrease the price from the Base Price to the Pre-Earnout Adjusted Price to reflect a change in the value of Port City Electrical from the assumed value of $392,842 to the value determined under the Acquisition Agreement on the closing date, or to pay the Earnout Adjustment, if any, earned during the twelve month (12) period following the closing. The Base Price was paid by the Company at closing by delivery of consideration consisting of $160,000, or twenty percent (20%), of the Base Price in cash, and 25,464 shares of Common Stock of the Company, with an aggregate value, as determined under the Acquisition Agreement at $18.85 per share, of $640,000, or eighty percent (80%) of the Base Price. At the closing, 8,488 shares of the Common Stock, having an aggregate value of $160,000 and constituting twenty percent (20%) of the Base Price, were delivered in escrow under the terms of an Escrow Agreement as security to be returned to the Company in the event the Pre-Earnout Adjusted Price is determined to be lower than the Base Price. In the event the Pre-Earnout Adjusted Price, together with the Earnout Adjustment, if any, is determined to be higher than the Base Price, the Company will pay such difference in cash. The indicated Selling Shareholder was the sole shareholder of Port City Electrical prior to its acquisition by the Company. See Note (4) below.

(3) On April 3, 1995, the Company, pursuant to the Acquisition Agreement dated April 3, 1995 between the Company and Elec-Tel Supply (the "Acquisition Agreement") acquired Elec-Tel Supply from its shareholders for an aggregate base price of $4,200,000 (the "Base Price") subject to adjustment, if necessary, to increase or decrease the price from the Base Price to the Final Adjusted Price to reflect a change in the value of Elec-Tel Supply from the assumed value of $924,955 to the value determined under the Acquisition Agreement on the closing date. The Base Price was paid by the Company at closing by delivery of consideration consisting of $923,373 in cash, and 172,572 shares of Common Stock of the Company, with an aggregate value, as determined under the Acquisition Agreement at $18.9875 per share, of $3,276,521. At the closing, $138,499.20 in cash and 25,877 shares of the Common Stock, with an aggregate value of $491,339.54, were delivered in escrow under the terms of an Escrow Agreement as security to be returned to the Company in the event the Final Adjusted Price is determined to be lower than the Base Price. In the event the Final Adjusted Price is determined to be higher than the Base Price the amount of such difference will be paid by the Company in the same proportions of cash and shares as the proportions of cash and shares represented by the payments made at the closing. Each of the indicated Selling Shareholders was a shareholder of Elec-Tel Supply prior to its acquisition by the Company. See Note (4) below.

(4) The registration under the Securities Act of 1933, as amended, of the shares offered hereby to permit resale of the shares by the Selling Shareholder after the closing of the acquisition was, in each case, a condition of the acquisition under the applicable Acquisition Agreement.


                           PLAN OF DISTRIBUTION

     The shares of Common Stock offered hereby may be sold from time to time by the Selling Shareholders, or by transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Such shares may be sold by one or more of the following: (a) block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions, transactions directly with a market maker, and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     Upon the Company's being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(c) under the Act, disclosing (i) the name of the Selling Shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction.


                            RECENT DEVELOPMENTS

     No material changes in the business or affairs of the Company have occurred since January 27, 1995, which have not been described in any report on Form 10-Q or Form 8-K or in this Prospectus.


                               LEGAL MATTERS

     Maguire, Voorhis & Wells, P.A., Two South Orange Plaza, Orlando, Florida 32801, counsel to the Company, has rendered an opinion with respect to the valid issuance and nonassessability of the shares of Common Stock being offered hereby and as to certain other matters. Robert N. Blackford, a member of that firm, is Secretary and a director of the Company. Certain members of that firm beneficially own 25,187 shares of the Company's Common Stock.


                                  EXPERTS

     The consolidated financial statements of the Company and its subsidiaries for the year ended January 27, 1995 incorporated by reference into the Company's annual report on Form 10-K for the year ended January 27, 1995, have been audited by Price Waterhouse LLP, independent accountants, as set forth in their report dated March 15, 1995 accompanying such financial statements and are incorporated herein by reference in reliance upon the report of such firm, which report is given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of the Company and its subsidiaries for the years ended January 28, 1994 and January 29, 1993 incorporated by reference into the Company's annual report on Form 10-K for the year ended January 27, 1995, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report dated March 17, 1994 accompanying such financial statements and are incorporated herein by reference in reliance upon the report of such firm, which report is given upon their authority as experts in accounting and auditing.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended January 27, 1995, and the Company's quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1995 filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated in this Prospectus by reference and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering described herein shall be deemed to be incorporated in this Prospectus and to be a part hereof from the date of the filing of such documents. The description of the Company's Common Stock which is contained in a Registration Statement filed under the Exchange Act, and any amendments or reports filed for the purpose of updating such description are hereby incorporated in this Prospectus by reference.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is also incorporated by reference modifies or replaces such statement.




           (the remainder of this page intentionally left blank)

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     It is estimated that the Registrant will incur the following expenses in connection with the offering of the securities being registered. All of the amounts shown are estimated except for the Securities and Exchange Commission registration fee, and all of said amounts will be paid by the Registrant.

     Registration Fee - Securities and
          Exchange Commission.................  $  1,549
     Blue Sky Expenses........................     2,000
     Accounting ..............................    10,000
     Legal Fees...............................     8,000
     Printing.................................       500
     Transfer Agent's Fees and Expenses.......     1,500
     Miscellaneous Expenses...................     1,500
               Total..........................  $ 25,049

Item 15.  Indemnification of Directors and Officers.

     The Section 607.0850 of the Florida Business Corporation Act permits, and in some cases requires, the Registrant as a Florida corporation to indemnify a director, officer, employee, or agent of the Registrant, or any person serving at the request of the Registrant in any such capacity with respect to another entity against certain expenses and liabilities incurred as a party to any proceeding, including, among others, a proceeding under the Securities Act of 1933, as amended (the "Securities Act") brought against such person by reason of the fact that such person is or was a director, officer, employee, or agent of the Registrant or is or was serving in such capacity with respect to another entity at the request of the Registrant. With respect to actions, other than in the right of the Registrant, such indemnification is permitted if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. Termination of any such action by judgment, order, settlement or conviction or a plea of nolo contendere, or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, or with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     With respect to any action threatened, pending or completed in the right of the Registrant to procure a judgment in its favor against any such person, the Registrant may indemnify any such person against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, including the appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which any such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Registrant unless the Court in which the action was brought determines that despite the adjudication of liability, but in view of all the circumstances in the case, such person is fairly and reasonably entitled to indemnity for such expenses.

     Section 607.0850 also provides that if any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether brought in the right of the Registrant or otherwise, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

     If any director or officer does not succeed upon the merits or otherwise in defense of an action, suit or proceeding, then unless pursuant to a determination made by a court, indemnification by the Registrant shall be made only as authorized in the specific case upon a determination that indemnification of the director or officer is proper because he or she has met the applicable standard of conduct. Any such determination may be made:

     (a) By the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit, or proceeding;

     (b) If such a quorum is not obtainable or, even if obtainable, by a majority vote of a committee duly designated by the Board of Directors (in which Directors who are parties may participate) consisting solely of two or more Directors not at the time parties to the proceeding;

     (c) By independent legal counsel selected by the Board of Directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or if a quorum of the Directors cannot be obtained for paragraph (a) or the committee cannot be designated under paragraph (b) selected by a majority vote of the full Board of Directors (in which Directors who are parties may participate); or

     (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to the proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceedings.

     Section 607.0850 also contains a provision authorizing corporations to purchase and maintain liability insurance on behalf of its directors and officers. For some years the Registrant has maintained an insurance policy which insures directors and officers of the Registrant against amounts the director or officer is obligated to pay in respect of his legal liability, whether actual or asserted, for any negligent act, any error, any omission or any breach of duty which, subject to the applicable limits and terms of the policy, include damages, judgments, settlements, costs of investigation, and costs, charges and expenses incurred in the defense of actions, suits, or proceedings or appeals thereto, subject to the exceptions, limitations and conditions set forth in the policy.

     Under the terms of the Acquisition Agreement dated March 30, 1995 between the Registrant, Port City Electrical Supply, Inc. ("PCES") and the stockholder of PCES (the "PCES Stockholder") (the "PCES Acquisition Agreement") and the Acquisition Agreement dated April 3, 1995 between the Registrant, Elec-Tel Supply Company, Inc. ("ESC") and certain of the shareholders of ESC (the "ESC Shareholders") (the "ESC Acquisition Agreement") the Registrant, the PCES Stockholder, and the ESC Shareholders have each agreed to indemnify the other and, if any, their respective controlling persons, directors and officers, against losses, claims, damages, or liabilities to which such persons may become subject under the Securities Act or any other statute or common law, and to reimburse any such person for any reasonable legal or other expenses actually and reasonably incurred by such person in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities, or actions arise out of or are based upon any untrue statement in or omission from, or allegedly untrue statement in or omission from, any registration statement filed under the Securities Act with respect to the shares issued as consideration under the Acquisition Agreement; provided, however, that neither the PCES Stockholder, any ESC Shareholder, nor any controlling person, director or officer of any of them shall be indemnified by the Registrant with respect to any information included in or omitted from any registration statement in reliance upon information furnished by or withheld by such PCES Stockholder or ESC Shareholder, nor shall the Registrant nor any of its respective controlling persons, directors or officers be indemnified by the PCES Stockholder or any ESC Shareholder except with respect to information included in or omitted from any such registration statement in reliance upon information furnished by or withheld by such PCES Stockholder or ESC Shareholder.

Item 16.  Exhibits.

     (1)  Underwriting agreement - Not applicable.

     (2) Plan of acquisition, reorganization, liquidation or succession - Not applicable (subject acquisitions are not material to Registrant)

     (4) Instruments defining the rights of security holders, including indentures:

          4.1 A Specimen Stock Certificate representing shares of the Company's common stock, $1.00 par value, filed as Exhibit
               4.2 to Form 10-Q for the quarter ended October 31, 1984 and incorporated herein by reference.

          4.2 Resolution Approving and Implementing Shareholder Rights Plan filed as Exhibit 4.4 to Form 8-K dated May 17, 1988 and incorporated herein by reference.

          4.3 Articles of Incorporation filed as Exhibit 3.1 to Form 10-Q for the quarter ended July 31, 1994 and incorporated herein by reference.

          4.4 Composite By-Laws filed as Exhibit 3.2 to Form 10-Q for the quarter ended July 31, 1994 and incorporated herein by reference.

     (5) Opinion re: legality - Opinion of Maguire, Voorhis & Wells, P.A. is filed as Exhibit 5 to the Registration Statement.

     (8)  Opinion re tax matters - Not applicable.

     (12) Statements re computation of ratios - Not applicable.

     (15) Letter re unaudited interim financial information - Not applicable.

     (23) Consents of experts and counsel:

          23.1 The consent of Coopers & Lybrand L.L.P. is filed as Exhibit
               23.1 to the Registration Statement.

          23.2 The consent of Price Waterhouse LLP is filed as Exhibit 23.2 to the Registration Statement.

          23.3 The Consent of Maguire, Voorhis & Wells, P.A. is included in their opinion filed as Exhibit 5 to the Registration Statement.

     (24) Power of attorney - Not applicable.

     (25) Statement of eligibility of trustee - Not applicable.

     (26) Invitations for competitive bids - Not applicable.

     (27) Financial Data Schedules - Not applicable.

     (28) Information from reports furnished to state insurance regulatory authorities - Not applicable.

     (99) Additional exhibits - Not applicable.


Item 17.  Undertakings.

     The undersigned hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) For purposes of determining any liability under the Securities Act of 1933, that each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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
                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on this 20th day of July, 1995.

                         HUGHES SUPPLY, INC.
                         (Registrant)


                         By:  /s/ David H. Hughes
                              David H. Hughes, Chairman of the
                              Board, and Chief Executive Officer

                              /s/ J. Stephen Zepf
                              J. Stephen Zepf, Treasurer and
                              Chief Financial Officer, Chief
                              Accounting Officer


                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Hughes, J. Stephen Zepf and Robert N. Blackford, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Title               Date


/s/David H. Hughes            Director       July 20, 1995
David H. Hughes


/s/A. Stewart Hall, Jr.       Director       July 20, 1995
A. Stewart Hall, Jr.


/s/Vincent S. Hughes          Director       July 20, 1995
Vincent S. Hughes


/s/Russell V. Hughes          Director       July 20, 1995
Russell V. Hughes


/s/Robert N. Blackford        Director       July 25, 1995
Robert N. Blackford


/s/Clifford M. Hames          Director       July 19, 1995
Clifford M. Hames


/s/Herman B. McManaway        Director       July 20, 1995
Herman B. McManaway


/s/John B. Ellis              Director       July 20, 1995
John B. Ellis



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
                               EXHIBIT INDEX


EXHIBIT                  DESCRIPTION

   5           Opinion re Legality - Opinion of
               Maguire, Voorhis & Wells, P.A.

  23.1         Consent of Coopers & Lybrand L.L.P.

  23.2         Consent of Price Waterhouse LLP


     Item 16 of Part II of this Registration Statement lists the Exhibits which are filed with or incorporated by reference into this Registration Statement. The above listed Exhibits are filed with this Registration Statement and, as set forth in Item 16, all other Exhibits are incorporated herein by reference.





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